Exhibit 25.1

FORM T – 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a trustee pursuant to
Section 305(b)(2)   ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or	(I.R.S. Employer
not a U.S. national bank)	Identification Number)

700 SOUTH FLOWER STREET, 2nd FLOOR	90017
LOS ANGELES, CALIFORNIA	(Zip Code)
(Address of principal executive offices)

PROTECTIVE LIFE CORPORATION
(Exact name of obligor as specified in its charter)

DELAWARE	95-2492236
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

2801 HIGHWAY 280 SOUTH	35223
BIRMINGHAM, ALABAMA	(Zip Code)
(Address of principal executive offices)

DEBT SECURITIES

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION

Furnish the following information as to the trustee.

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency U. S. Department of the Treasury Washington, DC 20219
Federal Reserve Bank, San Francisco, CA 94105
Federal Deposit Insurance Corporation, Washington, D.C. 20429

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

ITEMS 3-15.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.

ITEM 16.	LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility. Exhibits identified in parentheses below, already on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(c).

	1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

	2.	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

	3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

	4.	A copy of the existing bylaws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

	5.	Not applicable.

	6.	Consent of the Trustee required by Section 321(b) of the Act.

	7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of the Trustee’s supervising or examining authority.

	8.	Not applicable.

	9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama as of the 4th day of December, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Charles S. Northen, IV
Charles S. Northen, IV
Vice President

EXHIBIT 6

CONSENT OF TRUSTEE

                Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of DEBT SECURITIES by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

                Dated: December 4, 2007

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Charles S. Northen, IV
Charles S. Northen, IV
Vice President

REPORT OF CONDITION

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK TRUST COMPANY, NA

in the state of CA at close of business on September 30, 2007 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		11,268
Interest-bearing balances		0
Securities:
Held-to-maturity securities		40
Available-for-sale securities		115,996
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		49,900
Securities purchased under agreements to resell		108,174
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		12,972
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		871,685
Other intangible assets		308,586
Other assets		148,668
Total assets		1,627,289

LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		2,567
Noninterest-bearing	2,567
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		168,691
Subordinated notes and debentures		0
Other liabilities		148,215
Total liabilities		319,473
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		184,893
Accumulated other comprehensive income		403
Other equity capital components		0
Total equity capital		1,307,816
Total liabilities, minority interest, and equity capital		1,627,289

We, the undersigned directors, attest to the

correctness of this statement of resources and liabilities.

We declare that it has been examined by us, and to

the best of our knowledge and belief has been

prepared in conformance with the instructions

and is true and correct.

I, Karen Bayz, Vice President
(Name, Title)
of the above named bank do hereby declare
that this Report of Condition is true and
correct to the best of my knowledge and belief.

Director #1 Michael K. Klugman, President	/s/ Michael K. Klugman

Director #2 Frank Sulzberger, MD	/s/ Frank Sulzberger

Director #3 William D. Lindelof, VP	/s/ William D. Lindelof